UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8030 El Rio Street

Houston, TX 77054

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2022, Alaunos Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), as the sole underwriter, relating to the issuance and sale in an underwritten offering (the “Offering”) of 24,228,719 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share, to the Underwriter at a price of $0.6191 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 3,634,307 shares of common stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) at the same price per share as the Firm Shares. All of the Shares sold in the Offering were sold by the Company. The net proceeds to the Company from the Offering, excluding any exercise by the Underwriter of its option to purchase any of the Option Shares, are expected to be approximately $14.6 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Shares were offered pursuant to a registration statement on Form S-3 (File No. 333-266841), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 7, 2022, as supplemented by a prospectus supplement, dated November 29, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The Offering is expected to close on or about December 1, 2022, subject to customary conditions.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The legal opinion of Covington & Burling LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on November 28, 2022 and November 29, 2022, respectively. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, and each are incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of November 29, 2022, by and between Alaunos Therapeutics, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Covington & Burling LLP

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

99.1	Alaunos Therapeutics, Inc. Press Release, dated November 28, 2022

99.2	Alaunos Therapeutics, Inc. Press Release, dated November 29, 2022

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date. November 30, 2022	By:	/s/ Melinda Lackey
	Name:	Melinda Lackey
	Title:	Senior Vice President, Legal